EXHIBIT 99.1

This Statement on Form 3 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.

Name of Designated Filer: OAKTREE CAPITAL MANAGEMENT, L.P.

Date of Event Requiring Statement: November 2, 2021

Issuer Name and Ticker or Trading Symbol: AHT

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE CAPITAL MANAGEMENT GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

ATLAS OCM HOLDINGS, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE PHOENIX INVESTMENT FUND AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. – Series U

Its: General Partner

By: Oaktree Fund GP AIF, LLC

Its: General Partner

By: Oaktree Fund GP III, L.P.

Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE FUND AIF SERIES, L.P. By: Oaktree Fund GP AIF, LLC Its: General Partner By: Oaktree Fund GP III, L.P. Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE FUND GP AIF, LLC By: Oaktree Fund GP III, L.P. Its: Managing Member

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE FUND GP III, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Authorized Signatory

OAKTREE AIF INVESTMENTS, L.P.

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

OAKTREE AIF INVESTMENT GP, LLC

By:	/s/ Henry Orren
Name:	Henry Orren
Title:	Senior Vice President

BROOKFIELD ASSET MANAGEMENT INC.

By:	/s/ Kathy Sarpash
Name:	Kathy Sarpash
Title:	Senior Vice President, Legal & Regulatory